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                            STOCK PURCHASE AGREEMENT
                            ------------------------

         Stock Purchase Agreement, dated as of the 30th day of June, 1997, by and between Farhart Mohamad Gheith (hereinafter referred to as the "Seller") and Big Cloud Powder Corporation (hereinafter referred to as the "Purchaser").

         WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the outstanding capital stock of Chicago Contract Powder Corporation (the "Company"), an Illinois corporation;

         WHEREAS, the Seller is the registered and beneficial owner of all of the Company's capital stock which consists of 100 shares of common stock, without par value, represented by Certificate No. 1 in the amount of one hundred (100) shares (the "Shares");

         WHEREAS, the Seller and the Company have entered into a letter agreement, dated October 1995, with USA Detergents, Inc. ("USAD"), the parent company of Purchaser (the "1995 Agreement"), pursuant to which Seller and the Company promised to perform certain acts for the Purchaser, including transferring the Shares to USAD or Big Cloud, at USAD's request;

         WHEREAS, the Company issued a Non-Interest Bearing Promissory Note, dated December 28, 1995, in favor of the Purchaser (the "Note"), which provides, in part, that in the event Big Cloud or USAD exercises its rights under Section (a)(iii)(1) of the 1995 Agreement, the Note will be deemed to be paid in full; and

         WHEREAS, the Seller pledged the Shares to secure payment of the Note and performance under the 1995 Agreement pursuant to a Pledge and Assignment Agreement, dated October 1995, between the Seller and the Purchaser (the "Pledge Agreement").

         NOW, THEREFORE, in consideration of the promises and mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Purchase and Sale. At the closing to be made hereunder (the "Closing") and in consideration of the extinguishment of the pledge under the terms of the Pledge Agreement, and the release from all other obligations, including those under the 1995 Agreement, the Seller shall sell the Shares to the Purchaser and, subject to the truth and accuracy of the representations and the warranties contained in Section 2 hereof, the Purchaser shall purchase from the Seller the Shares, at an aggregate purchase price of $10.00. The Closing shall occur immediately upon the execution and delivery of this Purchase Agreement, or at such later time as shall be agreed upon by Seller and the Purchaser.

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         Section 2. Representations and Warranties.

         The Seller and the Company each, jointly and severally, represent as follows:

              2.1 Power and Authority. The Seller owns, and at the Closing will own, the Shares, free and clear of any and all liens, claims, encumbrances and security interests other than those created pursuant to the Pledge Agreement and the 1995 Agreement, and has, and at the Closing will have, good, valid and marketable title to such Shares, with full power and authority to sell, transfer and deliver such Shares. Upon payment therefor as provided in this Agreement, the Purchaser will acquire good, valid and marketable title to the Shares, free and clear of any and all liens, claims, encumbrances and security interests.

              2.2 Execution. This Agreement has been duly executed by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

              2.3 No Conflict; Consents. Neither the execution of this Agreement by the Seller nor the consummation of the transaction contemplated hereby will (a) conflict with, result in a breach or violation of, or constitute a default under any statute, judgment, order, regulation or decree or any instrument, contract, organizational document or other agreement to which the Seller is a party or by which he is bound, or (b) require any Seller to obtain any authorization, consent, approval or waiver from, or to make any filing with, any public body or authority or to obtain the approval or consent of any other person.

              2.4 Brokers Fees. The Seller has not retained any broker or finder in connection with the transactions contemplated by this Agreement, nor does the Seller have any liability for any commission or compensation in the nature of an agent's fee to any broker or finder or any other person.

              2.5 No Violations or Liabilities. Seller has complied with and is not in violation of any covenant made pursuant to the Note, the Pledge Agreement, the 1995 Agreement, or any related document, and, except for the indebtedness represented by the Note, the Company has no outstanding indebtedness or liability, contingent or otherwise.

         Section 3. Entire Understanding. This Agreement expresses the entire understanding of the Seller and the Purchaser with respect to the transaction described and referred to by the provisions of this Agreement and supersedes all prior and all contemporaneous agreements and undertakings of the Seller and the Purchaser with respect to the subject matter of this Agreement. Seller will have no further liability or obligation to Purchaser pursuant to the 1995 Agreement, the Note, the Pledge Agreement or any other agreement, other than pursuant to the terms of this Agreement.

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         Section 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.


/s/ Farhart Mohamad Gheith
--------------------------------
Farhart Mohamad Gheith


CHICAGO CONTRACT POWDER CORPORATION


By: /s/ President
   -----------------------------
   Name:
   Title:


BIG CLOUD POWDER CORP.


By: /s/ Frederick J. Horowitz
   -----------------------------
   Name:  Frederick J. Horowitz
   Title: President

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